UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10651	43-1455766
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017
(Address of principal executive offices)
(636) 733-1600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.02. Results of Operations and Financial Condition.
     On August 1, 2006, Maverick Tube Corporation (“Maverick”) issued a news release reporting results of operations for the quarter and six months ended June 30, 2006. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety. Maverick will also publish the news release, including the supplemental information contained therein, on its website, www.mavericktube.com, under the heading “Investor Relations.”
Item 8.01. Other Events.
     The following disclosure in the August 1, 2006 news release (attached as Exhibit 99.1) may be deemed to be solicitation material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934:
     Mr. Bunch continued, “We are working towards closing our proposed merger with Tenaris. We continue to believe that a closing late in the third quarter or early in the fourth quarter is realistic but depends principally on the timing of regulatory approvals.”
     Except for the information provided above under this Item 8.01, the information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

99.1	News release, dated August 1, 2006, reporting results of operations for the quarter and six months ended June 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK TUBE CORPORATION
Date: August 1, 2006	By:	/s/ Joyce M. Schuldt
	Name:	Joyce M. Schuldt
	Title:	Senior Vice President - Finance, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Exhibit Description

99.1	News release, dated August 1, 2006, reporting results of operations for the quarter and six months ended June 30, 2006.